EXHIBIT 1.1

FORM OF UNDERWRITING AGREEMENT FOR SHARES

JETBLUE AIRWAYS CORPORATION

(a Delaware corporation)

[COMMON STOCK, PAR VALUE $0.01 PER SHARE] [TITLE OF PREFERRED STOCK]

UNDERWRITING AGREEMENT

[DATE]

[NAMES OF REPRESENTATIVES]
for themselves and as Representatives
for the Underwriters named in Schedule I,
hereto (the “Representatives”)

[ADDRESS OF REPRESENTATIVES]

Ladies and Gentlemen:

JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), subject to the terms and conditions set forth herein, an aggregate of [   ] shares (the “Firm Shares”) of its [common stock, par value $.01 per share (the “Common Stock”)] [FULL TITLE OF PREFERRED STOCK (par value $[   ] per share) (the “Preferred Stock”)].  The Company also proposes to issue and sell to the several Underwriters not more than an additional [          ] shares of its [Common Stock] [Preferred Stock] (the “Additional Shares”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of [Common Stock]  [Preferred Stock]granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  Subject to the terms and conditions set forth herein, the Underwriters agree to purchase from the Company, severally and not jointly, the respective number of shares of [Common Stock] [Preferred Stock] set forth in Schedule I (collectively, the “Shares”) opposite their respective names at the purchase price set forth herein.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (Registration Statement No. 333-109546) relating to shares of common stock, shares of preferred stock, debt securities and pass through certificates of the Company and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means the registration statement, including the exhibits thereto, as amended to the date of this Agreement.  The term “Basic Prospectus” means the prospectus included in the Registration Statement.  The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement.  The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Shares, together with the Basic Prospectus.  As used herein, the terms “Basic Prospectus”, “Prospectus” and “preliminary prospectus” shall include in each case the documents incorporated by reference therein.  The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.                                       Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)                                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility of any trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(c)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)                                 Each of the Company’s subsidiaries has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(f)                                    The Company has an authorized capitalization as set forth in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.”

(g)                                 The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.  [The shares of Common Stock issuable upon conversion of the Shares (the “Underlying Shares”) have been duly authorized and reserved and, when issued upon conversion of the Shares in accordance with the terms of the Shares, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights.]

(h)                                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(i)                                     There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(j)                                     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k)                                  Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(l)                                     The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(m)                               The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where any such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n)                                 To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o)                                 There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the

Company (except as otherwise disclosed in the Registration Statement) or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement (except those rights that have been waived).

(p)                                 Subsequent to the date of the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in or as contemplated by the Prospectus (including, without limitation, aircraft acquisitions or financing so described in or contemplated by the Prospectus); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Company’s capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company except in each case as described in or contemplated by the Prospectus (including, without limitation, aircraft financing and equity incentive plan grants so described in or contemplated by the Prospectus); and (iv) there has been no prohibition or suspension of the operation of the Company’s aircraft, including as a result of action taken by the Federal Aviation Administration or the Department of Transportation.

(q)                                 Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except liens and encumbrances on aircraft of the Company and such other liens, encumbrances and defects as are described in or contemplated by the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, in each case except as described in or contemplated by the Prospectus.

(r)                                    (i) Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the Department of Transportation, the Federal Aviation Administration or the Federal Communications Commission necessary to conduct the business now operated by it; (ii) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)                                  Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(t)                                    The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

(u)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

(v)                                 The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 401102.

2.                                       Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Shares set forth in Schedule I hereto opposite its name at $[        ] a share (the “Purchase Price”) plus accrued dividends, if any, to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and

not jointly, up to [                     ] Additional Shares at the Purchase Price.  If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Such purchase date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

To induce the Underwriters that may participate in the Public Offering (as defined below) to continue their efforts in connection with the Public Offering, the Company hereby agrees that, without your prior written consent on behalf of the Underwriters, it will not, during the period ending [    ] days after the date of the Prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of  [Common Stock] [Preferred Stock] or any securities convertible into or exercisable or exchangeable for  [Common Stock] [Preferred Stock]; (2) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of  [Common Stock] [Preferred Stock] or any securities convertible into or exercisable or exchangeable for  [Common Stock] [Preferred Stock] or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the  [Common Stock] [Preferred Stock], whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of  [Common Stock] [Preferred Stock] or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to this Agreement, (b) transactions relating to shares of  [Common Stock] [Preferred Stock] or other securities acquired in open market transactions after the completion of the Public Offering, (c) the issuance by the Company of shares of [Common Stock] [Preferred Stock] upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, including, without limitation, upon conversion of the Company’s 3½% Convertible Notes due 2033 (the “Convertible Notes”), and as described in the Prospectus, (d) the filing by the Company of any post-effective amendments to its registration statement on Form S-3 or any supplements to the prospectus included therein relating to the Convertible Notes and the shares of Common Stock issuable upon conversion thereof (Registration Statement No. 333-108616);  (e) the issuance by the Company of any shares of Common Stock or options or other rights to employees of the Company on or after the date hereof pursuant to the Company’s equity incentive plans as described in the Prospectus and the issuance by the Company of shares of Common Stock upon the exercise of any such options or the vesting of any such other rights,  or (f) any securities issued or issuable in connection with the Company’s stockholders rights plan.   Notwithstanding the foregoing, if (1) during the last 17 days of the [   ]-day restricted period [(x) the Company issues an earnings release or (y) a material event relating to the Company occurs (including the publication of material news relating to the Company) that shall have been reasonably identified as a material event for purposes of this section in a written notice delivered to the Company by [the Representatives] within three days of such event] (each, a “Material Event”), or (2) prior to the expiration of the [    ]-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the [   ]-day period, the restrictions imposed by this Section 2 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the Material Event.

3.                                       Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares, as soon after the Registration Statement and this Agreement become effective as in your judgment is advisable (the “Public Offering”).  The Company is further advised by you that the Shares are to be offered to the public initially at $[         ] a share (the “Public Offering Price”) plus accrued dividends, if any, to the Closing Date and to certain dealers selected by you at a price that represents a concession not in excess of $[        ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[       ] a share, to any Underwriter or to certain other dealers.

4.                                       Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [DATE], or at such other time on the same or such other date, not later than [DATE], as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [DATE], as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Option Closing Date.”

Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be.  The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                       Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [         ] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                  there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed, on behalf of the Company, by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion of Nixon Peabody LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i)                                     the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (based solely on an examination of certificates of government officials and agencies) is duly qualified to transact business and is in good standing in each jurisdiction set forth in Schedule I to such opinion, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole;

(ii)                                  each subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus, and (based solely on an examination of certificates of government officials and agencies) is duly qualified to transact business and is in good standing in each jurisdiction set forth in Schedule I to such opinion, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole;

(iii)                               the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

(iv)                              the shares of capital stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, and to the knowledge of such counsel, fully paid and non-assessable;

(v)                                 all of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, and to the knowledge of such counsel, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest or adverse claim (as defined in Article 8 of the Uniform Commercial Code) other than transfer restrictions in organizational documents of such subsidiary and foreign ownership restrictions under applicable law, rules and regulations;

(vi)                              the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been waived;

(vii)                           this Agreement has been duly authorized, executed and delivered by the Company;

(viii)                        except for such conflicts or violations, when considered alone or taken together with all other conflicts or violations, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement will not, conflict with or violate any provision of the certificate of incorporation or by-laws of the Company, any agreement or other instrument set forth in Schedule II to such opinion, or, to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries and applicable to the Company, its subsidiaries or their properties, or any law which in such counsel’s experience is normally applicable to transactions of the type contemplated by this Agreement; and, except for those which have been obtained under the Securities Act and the Exchange Act and such as may be required by applicable state and local securities laws, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement;

(ix)                                the statements (A) in the Prospectus under the captions [“Description of Capital Stock”] and [“Underwriting”] (except for matters relating to price stabilization, short positions and passive market making activities, as to which such counsel need not express any opinion) and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

(x)                                   the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xi)                                the Registration Statement and Prospectus, except for financial statements, notes thereto and schedules and other financial, numerical, statistical and accounting information and data included or incorporated by reference therein, and that part of the Registration Statement that constitutes the Form T-1 heretofore referred to (collectively, “Excluded Information”), as to which such counsel need not express any opinion, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(xii)                             each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for Excluded Information, as to which such counsel need not express any opinion), on the date such document was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

In addition, such counsel shall state that, although such counsel has not undertaken to determine independently, and therefore, except for the opinions set forth in Section 5(c)(iii), (ix), (xi) and (xii), does not assume any responsibility, explicitly or implicitly, for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, such counsel has participated in the preparation of the Registration Statement and Prospectus, including review and discussion of the contents thereof, and that, based upon and subject to the foregoing and the other qualifications and limitations set forth in such counsel’s opinion, nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective (except for Excluded Information, as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus (except for Excluded Information, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinion and belief, counsel for the Company may (i) as to matters of fact, rely on certificates of the Company or officers of the Company and other information from governmental officials, (ii) state that it is opining only as to matters of federal and New York law and, with respect to the Company and its corporate subsidiary, the General Corporation Law of the State of Delaware, and, with respect to the Company’s limited liability company subsidiary, the Limited Liability Company Law of the State of Delaware, and (iii) state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(d)                                 The Underwriters shall have received on the Closing Date an opinion of James G. Hnat, general counsel for the Company, dated the Closing Date, to the effect that:

(i)                                     such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(ii)                                  to such counsel’s knowledge, the Company possesses the Government Licenses necessary to conduct its commercial airline operations as described in the Prospectus and the Company is in compliance with the terms and conditions of all such Government Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company, and all of the Government Licenses are valid and in full force and effect, except where the invalidity of such Government Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company;

(iii)                               the statements in the Prospectus under the caption “Business — Government Regulation,” insofar as such statements constitute summaries of legal or regulatory matters, documents or proceedings referred to therein are accurate in all material respects and fairly summarize the matters referred to therein; and

(iv)                              the Company is an “air carrier” and a “citizen of the United States” within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, and now primarily codified in Title 49 of the United States Code, as amended, and holds an “air carrier operating certificate issued by the Secretary of Transportation” within the meaning of 11 U.S.C. § 1110.  The statements in the Prospectus as to the routes relating to its services which the Company presently operates or is authorized to operate are correct in all material respects and such routes presently operated are being operated pursuant to valid certificates or authorizations issued by the Federal Aviation Authority.

In giving such opinion, such counsel may (i) as to matters of fact, rely on certificates of the Company or officers of the Company and other information from governmental officials, and (ii) state that it is opining only as to matters of federal and New York law and, with respect to the Company and its corporate subsidiary, the General Corporation Law of the State of Delaware, and, with respect to the Company’s limited liability company subsidiary, the Limited Liability Company Law of the State of Delaware.

(e)                                  The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date, (or a letter in the case of the penultimate paragraph of Section 5(c)) covering the matters referred to in Sections 5(c)(i) (but only as to the Company’s jurisdiction of incorporation) 5(c)(vi), 5(c)(vii), 5(c)(ix), (but only as to the statements in the Prospectus under “Description of Capital Stock” and “Underwriting”) and the penultimate paragraph of Section 5(c).

(f)                                    [The Underwriters shall have received, on or before the Closing Date, a letter dated on or before the Closing Date in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus.]

(g)                                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements for the years ended [December 31, 2003, 2002 and 2001] and the [     month periods ended [   ], 2004 and 2003] and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)                                 [The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the stockholders, officers and directors of the Company listed in Schedule II hereto relating to sales and certain other dispositions of shares of Common

Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.]

(i)  The Underwriters shall have received on the Closing Date such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares and other matters related to the issuance of the Shares.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of each of the documents referred to above dated as of the Option Closing Date (except that insofar as any documents relate to Shares, they may be limited to covering only Additional Shares).

6.                                       Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)                                  To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Shares, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)                                 To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, the Company shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

(e)                                  To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.  If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

(f)                                    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: [(i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state law and all expenses in connection with the qualification of the Shares for offer and sale under state law as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to any shares of Preferred Stock and all costs and expenses incident to listing the Shares on [any national securities exchanges and foreign stock exchanges], (vi) the cost of printing certificates representing the Shares, (vii) the costs or charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and such proportion of the cost of any aircraft chartered in connection with the road show as shall be agreed upon separately by the

Company and the Representatives (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the Representatives and such proportion of the cost of any aircraft chartered in connection with the road show and any ground transportation used by the Representatives in connection with the road show as shall be so separately agreed upon), and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares and any advertising expenses connected with any offers they may make.]

7.                                       Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.                                       Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which singly or together with any other such event specified in this clause (v), makes it, in your judgment, impracticable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9.                                       Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.                                 Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.                                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

JETBLUE AIRWAYS CORPORATION

By:
Name:
Title:

Accepted as of the date hereof

[REPRESENTATIVES]

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

[UNDERWRITERS]

Total

SCHEDULE II

List of Persons subject to the Lockup Agreements

[To be completed]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[DATE]

[REPRESENTATIVES]
for themselves and as Representatives
for the Underwriters named in Schedule I,
hereto (the “Representatives”)

[REPRESENTATIVES’ ADDRESS]

Dear Sirs and Mesdames:

The undersigned understands that [REPRESENTATIVES] (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with JetBlue Airways Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares of the [common stock] [preferred stock that is convertible into the common stock] of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [    ] days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), subject to the following paragraph, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock beneficially owned by the undersigned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock beneficially owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [    ] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions or pursuant to a transaction described in the following paragraph.

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a member of the undersigned’s immediate family or to a trust of which the undersigned or such a family member is the beneficiary, (c) distributions or transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to partners, members or controlled affiliates of the undersigned, (d) transfers as a bona fide gift or gifts, (e) the sale of any shares

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of Common Stock pursuant to any securities trading program designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as such program is in effect on the date hereof, or (f) transfers effected by the undersigned or the undersigned’s personal representatives in the event the undersigned dies or becomes permanently disabled; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (1) each transferee, distributee or donee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this letter and (2) no filing by any party (whether transferor, transferee, distributor, distributee, donor or donee) under Section 16(a) of the Securities Exchange Act of 1934 shall be required or made voluntarily, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing paragraph (other than such filings made after the expiration of the [   ]-day period referred to above).  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the [    ]-day restricted period (x) the Company issues an earnings release or (y) a material event relating to the Company occurs (including the publication of material news relating to the Company) that shall have been identified as a material event for purposes of this section in a written notice delivered to the Company by [the Representatives] within three days of such event (each, a “Material Event”) relating to the Company occurs; or

(2) prior to the expiration of the [    ]-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the [     ]-day period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the Material Event.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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